Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual report on Form 10-K of Red Mountain Resources, Inc. for the year ended January 31, 2011, I, Kenneth J. Koock, Chief Executive Officer and Acting Chief Financial Officer of Red Mountain Resources, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a)      such annual report on Form 10-K of Red Mountain Resources, Inc. for the year ended January 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)      the information contained in such annual report on Form 10-K of Red Mountain Resources, Inc. for the year ended January 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Red Mountain Resources, Inc.

Date: April 28, 2011

/s/ Kenneth J. Koock

Kenneth J. Koock, Chief Executive Officer & Acting Chief Financial Officer (Principal Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.